[Letterhead of INSpire Insurance Solutions, Inc.]



   INSpire Insurance Solutions Announces The Robert Plan Contract Termination


     FORT WORTH, TEXAS, DECEMBER 27 -- INSpire Insurance Solutions, Inc. (Nasdaq: NSPR) said today that it has been informed by The Robert Plan, Bethpage, NY, that The Robert Plan will terminate its existing policy and claims services agreement effective December 27, 2000.

     "We are deeply disappointed that The Robert Plan has chosen not to move forward with our relationship," stated INSpire Chairman and CEO John Pergande. "The timing is surprising because we are now at the point of beginning the conversion of 60% of their business after many months of focused effort by our teams in New Jersey and South Carolina. As we previously disclosed, the new systems implementation was initially delayed because of project management difficulties. We successfully implemented Phase 1 of The Robert Plan's requirements in March. We put new project management procedures in place this autumn and, as a result, we have been ready since mid-November to install Phase
2. The final phase would have been installed by the end of the summer," he added.

     "INSpire had expected to generate $19.1 million in revenue from this contract. However, INSpire's cash flow will actually increase by $2.7 million due to a combination of the elimination of expected operating losses and the elimination of additional implementation costs," said Mr. Pergande. INSpire is in the process of determining the charge to operations it will incur as a result of the termination, and expects to publicly announce that information when the final separation agreement is reached.

     INSpire has five employees in New Jersey and twenty-five in South Carolina who were working on The Robert Plan project.

     "Also, I have spoken with other INSpire customers, including Arrowhead, and they are satisfied with our service and are long-term customers. Arrowhead in particular is pleased that we will be able to redirect implementation staff from The Robert Plan to shorten the Arrowhead project," said Mr. Pergande.

     With headquarters in Fort Worth, Texas, and offices in San Diego, CA.; Edison, NJ.; Sheboygan, WI.; Columbia, S.C.; and Roswell, GA.; Phoenix, AZ; Portland, OR; Sacramento, CA; and Tampa, FL, INSpire Insurance Solutions provides policy and claims administration solutions for all Property and Casualty insurance products. As one of the foremost providers of outsourcing and integrated systems, INSpire serves clients with needs to enter new markets quickly, reduce expenses, increase customer satisfaction and focus on core competencies. Additional information can be obtained from INSpire's website at www.nspr.com or by calling 817-348-3999.

     This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the
"Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this press, words such as "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to INSpire or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to INSpire's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to: difficulties associated with growth, INSpire's dependence on major customers and limited operating history, technological change, competitive factors and pricing pressures, product development risks, changes in legal and regulatory requirements, general economic conditions and other factors. Such statements reflect the current views of INSpire's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of INSpire. All subsequent written and oral forward-looking statements attributable to INSpire, or persons acting on its behalf, are expressly qualified in their entirety by this paragraph. In the context of forward-looking information provided in this press release, reference is made to the discussion of risk factors detailed in the company's filings with the Securities and Exchange Commission during the past 12 months.